Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

G Medical Innovations Holdings Ltd.

5 Oppenheimer St.
Rehovot 7670105, Israel

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1/A of G Medical Innovations Holdings Ltd. of our report dated April 28, 2022, relating to the consolidated financial statements of G Medical Innovations Holdings Ltd. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

March 24, 2023